Exhibit 10.38


 First National Bank

 CHANGE IN TERMS AGREEMENT

 Borrower:
 Advanced Remote Communication Solutions, Inc. a   Lender  First National Bank
 California corporation fka Boatracs, Inc., a              401 West A Street
 California corporation                                    P.O. Box 95625
 Enerdyne Technologies, Inc., a California                 San Diego, CA 92101
 corporation
 10675 Sorrento Valley Road, #200
 San Diego, CA 92121

 Principal Amount: $2,250,000.00     Initial Rate: 6.500%         Date of
 Agreement: December 20, 2001

 DESCRIPTION OF EXISTING INDEBTEDNESS.

Promissory Note dated December 29, 1998 in the original amount of $750,000.00 originally maturing December 29, 2000 as modified by various Change In Terms Agreements dated February 4, 2000, February 28, 2000, March 13, 2001, May 18, 2001, August 3, 2001, November 5, 2001 and waiver letter dated February 20, 2001.

 DESCRIPTION OF COLLATERAL

Various Commercial Security Agreements and Commercial Pledge Agreements granting Lender a security interest in various assets as stated in those specific agreements.

DESCRIPTION OF CHANGE IN TERMS. Maturity date to be extended from December 29, 2001 to January 31, 2002.

PAYMENT: Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on January 31, 2002.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. It any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

 BORROWER:

 ADVANCED REMOTE COMMUNICATION SOLUTIONS, INC. A CALIFORNIA
 CORPORATION FKA BOATRACS, INC., A CALIFORNIA CORPORATION
 By:
 /s/ Michael Silverman, Chairman of the Board/CEO of
 Advanced Remote Communication Solutions, Inc.
 a California corporation fka Boatracs, Inc. a
 California corporation

 By:
 /s/ Dean Kernus, CFO/Secretary of Advanced Remote Communication Solutions, Inc. a California Corporation fka Boatracs, Inc., a California Corporation



 ENERDYNE TECHNOLOGIES, INC., A CALIFORNIA CORPORATION

 By:
 /s/ Michael Silverman, Chairman of the Board/CEO of
 Enerdyne Technologies, Inc., a California
 corporation

 By:
 /s/ Dean Kernus, CFO/Secretary of Enerdyne Technologies, Inc.,
 a California corporation